Exhibit 99.2
THE TDL GROUP CORP.
AMENDED AND RESTATED
SUPPLEMENTARY RETIREMENT PLAN

Certified to be a true and correct copy

Date:

Section 1 — Introduction
1.01	Wendy’s International, Inc. previously established the Wendy’s Restaurants of Canada Inc. & The TDL Group Ltd. Supplementary Retirement Plan effective January 1, 1999, and further entered into the First Amendment to the Wendy’s Restaurants of Canada Inc. & The TDL Group Ltd. Supplementary Retirement Plan, effective September 22, 2006 (the “Original Supplementary Plan”). The TDL Group Ltd. has amalgamated and is now doing business under the name The TDL Group Corp. Also effective September 22, 2006, Wendy’s International Inc. transferred all rights and obligations as the sponsor and administrator of the Original Supplementary Plan to The TDL Group Corp..

1.02	Subject to the approval of Tim Hortons Inc., The TDL Group Corp. is hereby amending and restating the Original Supplementary Plan, hereinafter referred to as the “Supplementary Plan”, to be effective on and after the Effective Date, which is intended to be a retirement compensation arrangement trust for the purpose of the Income Tax Act (Canada).
Section 2 — Definitions
2.01	“Account” means the notional account established by the Company pursuant to Section 5 for the Participant.
2.02	“Affiliate” means any corporation which is subsidiary to, or associated or affiliated with, Tim Hortons Inc., if the shares owned and controlled, directly or indirectly, by Tim Hortons Inc. represent 50% or more of the voting power of the issued and outstanding capital stock of such corporation.

2.03	“Beneficiary” means a beneficiary designated by the Participant in accordance with Section 8.
2.04	“Board” means the Board of Directors of Tim Hortons Inc., a committee thereof, or any person authorized by the Board to act on its behalf.

2.05	“Change in Control” means:
(1)	the direct or indirect acquisition of a majority of the voting shares of TDL or Tim Hortons Inc., by any unaffiliated entity after the Effective Date;

(2)	the merger or amalgamation of TDL or Tim Hortons Inc. into an unaffiliated entity the effect of which is that a majority of the voting shares of TDL or Tim Hortons Inc. is acquired, directly or indirectly, by any unaffiliated entity after the Effective Date; or

(3)	the acquisition of all or substantially all of the assets of TDL or Tim Hortons Inc. by any unaffiliated entity after the Effective Date;
     provided that the following events shall be deemed not to constitute a Change in Control:
(4)	the amalgamation or merger of TDL or Tim Hortons Inc. with an Affiliate; or

(5)	the acquisition of all or substantially all of the assets of TDL or Tim Hortons Inc. by an Affiliate.
2.06	“Company” means TDL and any Affiliate, and their successors and assigns so long as such entities remain Affiliates; provided that, where any action is to be taken or decision to be made, “Company” shall mean only TDL.
2.07	“Earnings” means each Participant’s base salary and incentive compensation received during the Plan Year from the Company or an Affiliate, excluding special bonuses and allowances, as these terms are used by the Company in the ordinary course of its business.

2.08	“Effective Date” means November 1, 2006.
2.09	“Employee” means an employee of the Company or a Participating Affiliate.

2.10	“Forfeiture Account” means the notional account established pursuant to Section 7.03 herein.
2.11	“Participant” means an Employee who has become a member of the Supplementary Plan pursuant to the provisions of Section 3 and who continues to be entitled to benefits hereunder.
2.12	“Participating Affiliate” means an Affiliate that has been designated as such by the Human Resource and Compensation Committee, established by the Board.
2.13	“Plan Assets” means the assets held in the Trust Fund, plus the right to a refund of any funds held by the Canada Revenue Agency as a refundable tax remitted or any deferred taxes payable by the Company or the Trustee with regard to contributions to or investment income earned or realized by the Trust Fund.

2.14	“Plan Year” means the calendar year.
2.15	“Registered Plan” means the Retirement Plan for the Employees of TDL, which is a pension plan registered under the Pension Benefits Act of Ontario and the Income Tax Act (Canada).
2.16	“Service” means a Participant’s uninterrupted period of employment since the Participant’s last date of hire by the Company or a Participating Affiliate. Service will not be considered to be broken by periods of absence (with or without pay), granted by the Company in accordance with its regular and established practices or by periods of absence while benefits are being paid to the Participant under the Company’s salary continuance or long term disability plan. For any Participant for whom a prior period of employment would be disregarded following a period of absence, the Board may, in its sole discretion, treat such prior and current periods of employment as Service under this Supplementary Plan.

2.17	“Supplementary Plan” means The TDL Group Corp. Supplementary Retirement Plan as amended and restated hereunder.

2.18	“TDL” means The TDL Group Corp. and its successors and assigns.
2.19	“Total Disability” means a disability that qualifies a Participant for disability benefits under the TDL Group Benefit Program G001 16072 issued by ManuLife Financial, or such replacement policy or policies that the Company may arrange.
2.20	“Trust Agreement” means any agreement or agreements now or subsequently executed between the Company and the Trustee for purposes of this Supplementary Plan.
2.21	“Trust Fund” means the cash and other investments held in trust to provide benefits under or related to this Supplementary Plan.
2.22	“Trustee” means a trust company or an individual or group of individuals, and includes any combination or successors thereof, appointed by the Company to hold, administer and invest the Trust Fund.
2.23	“WROC” means Wendy’s Restaurants of Canada Inc. and its successor so long as such successor remains an Affiliate.
In this Supplementary Plan, words importing the singular number include the plural and vice versa; and references to a Section or Sections means a Section or Sections in this instrument.
Section 3 — Participation
3.01	Each Employee who is a Participant on the Effective Date shall continue to be a Participant in accordance with and subject to the provisions of the Supplementary Plan.

3.02	Each Employee who on or after the Effective Date is:
(1)	an individual who is an officer with the title of vice-president or its equivalent or above for the Company or a Participating Affiliate, and

(2)	a member of the Registered Plan;
        shall become a Participant in the Supplementary Plan on the first day of the month coincident with or next following the month in which the Employee is designated by the President as eligible for participation in the Supplementary Plan.
3.03 Notwithstanding anything to the contrary herein, an Employee shall not be eligible to participate in the Supplementary Plan during any period of service in which the Employee is a participant of a plan maintained by the Company or an Affiliate that provides substantially the same benefits as the Supplementary Plan.
Section 4 — Contributions
4.01	Participant Contributions

The Participant is neither required nor permitted to make contributions to the Supplementary Plan.

4.02	Company Contributions

As of December 31 of each Plan Year, the Company shall contribute to the Supplementary Plan the amount set out below that is applicable to each Participant who is actively employed as an Employee on December 31 and who has not attained age 69 as of December 31 and shall credit to each Participant’s Account an amount that is equal to the contribution made with regard to such Participant. A portion of such contribution shall be withheld and deposited with the Canada Revenue Agency in the manner described in Section 4.04 and the remainder of such contribution shall be deposited with the Trust Fund.
(a)	Participant’s Age Plus Service on January 1st of the Plan Year

Company Contribution
Less than 40	6% of Earnings
40 – 49	8% of Earnings
50 – 59	12% of Earnings
60 or more	22% of Earnings
     less the sum of:
(b)	the aggregate of Participant and Company contributions to the Registered Plan in the Plan Year with regard to such Participant.
Notwithstanding any other provision in this Section 4.02, if the Participant is allowed to contribute to the Registered Plan at varying percentages, the contributions used in Section 4.02(b) will be calculated disregarding any Participant elected contributions in excess of the contribution level required to obtain the maximum Company contribution available under the Registered Plan.
4.03	Past Service Contribution

In addition to the contribution described in Section 4.02, as of December 31, 1999, the amount that is set out in Appendix “A” that is applicable to each Participant listed in Appendix “A” was contributed to the Original Supplementary Plan and an amount equal to the contribution made with regard to each Participant was credited to each Participant’s Account. One-half of such contribution was withheld and deposited with the Canada Revenue Agency in the manner described in Section 4.04 and the remainder of such contribution was deposited with the Trust Fund.

4.04	Refundable Tax Withholding

The Company shall withhold from its contribution to the Supplementary Plan such amounts of refundable tax as are required to be withheld under the Income Tax Act (Canada) with respect to its contributions and shall otherwise make remittances and file such withholding tax returns and forms as are required under the Income Tax Act (Canada).

4.05	Retirement

Notwithstanding any other provision herein to the contrary, if a Participant retires as an Employee either (i) after the Participant has attained age 60 and has completed at least 10 years of Service or (ii) after the Participant attains has attained age 65, the Company shall, on the last day of the month coincident with or next following the Participant’s retirement, contribute the amount set out below to the Supplementary Plan and shall credit to such Participant’s Account an amount that is equal to the contribution made with regard to such Participant:
(a)	the contribution calculated in accordance with Subsection 4.02(a) based on the Participant’s Earnings as at the Participant’s retirement date, less
(b)	the aggregate of Participant and Company contributions to the Registered Plan in the Plan Year with regard to such Participant.

A portion of such contribution shall be withheld and deposited with the Canada Revenue Agency in the manner described in Section 4.04 and the remainder of such contribution shall be deposited with the Trust Fund.
Notwithstanding any other provision in this Section 4.05, the contributions used in Section 4.05(b) will be calculated disregarding any Participant elected contributions in excess of the contribution level required to obtain the maximum Company contribution available under the Registered Plan.
4.06	Pre-Effective Date Contributions by the Company and WROC

Prior to September 22, 2006, the Company and WROC were each solely responsible to contribute the amounts required under Article 4 with regard to their respective Employees. If an Employee performed services for both the Company and WROC and was remunerated by both the Company and WROC within a Plan Year, the Company and WROC each contributed the portion of the contribution required under Article 4 calculated based on such Employee’s Earnings paid by the applicable company.
Section 5 — Participant’s Accounts
5.01	Establishment of Participant’s Account

The Company, or any person authorized by the Company, shall keep a complete and accurate notional account (the “Account”) in respect of each Participant showing the aggregate of all amounts credited to the Account pursuant to Section 4 plus the amount credited pursuant to Section 5.02 below.

5.02	Investment Credits

Effective on the last day of October, the Company shall credit to the Account of each Participant and to the Forfeiture Account an amount equal to the following:

(a)	the net income of the Trust Fund for the Plan Year, calculated as the fair market value of Trust Fund assets on October 31st of the Plan Year, reduced by the fair market value of Trust Fund assets on the November 1st of the prior Plan Year, and further reduced by any contributions made during that period pursuant to Section 4, and increased by any distributions made during that period pursuant to Section 7; multiplied by

(b)	the amount credited to the Forfeiture or Participant’s Account as at November 1st of the prior Plan Year divided by the amount credited to the Forfeiture Account and to all Participant’s Accounts as at November 1st of the prior Plan Year.
The portion of the Forfeiture and Participant’s Accounts deposited with the Canada Revenue Agency shall not be credited with investment earnings. Further, the annual income tax liability of the Supplementary Plan as calculated under the Income Tax Act (Canada) on the net realized income for the Plan Year shall be paid out of the Trust Fund.
Section 6 — Anti-Dilution
6.01	Notwithstanding any provision in this Supplementary Plan or the Trust Agreement to the contrary, or any amendment hereto, the Plan Assets determined as of any date, shall only be used for the payment of benefits to those Participants who, as of that date, have Accounts to which amounts have been credited under Sections 4.02, 4.03, or 5.02 and payment to each such Participant shall be limited to the amount credited to his or her Account.
6.02	For the purposes of Section 6.01, Plan Assets shall exclude amounts forfeited under Section 7.03 that have not been credited to the Participants’ Accounts as of any date.

Section 7 — Retirement Benefit
7.01	Vesting and Retirement Benefit

If a Participant’s employment is terminated with the Company for any reason other than death, the Participant shall be entitled to receive a distribution of benefits pursuant to the provisions of Section 7.04 equal to the vested percentage as set out below multiplied by the balance in the Participant’s Account as of October 31st. All Supplementary Plan benefit payments are subject to applicable withholding taxes.

Completed Years of Service	Vested Percentage

Less than 5	0%
At least 5 but less than 6	20%
At least 6 but less than 7	40%
At least 7 but less than 8	60%
At least 8 but less than 9	80%
9 or more	100%
7.02	Notwithstanding the above, a Participant shall be 100% vested if:
(a)	the Participant’s employment is terminated after the Participant attains age 65;
(b)	the Participant’s employment is terminated after the Participant’s Total and Permanent Disability; or
(c)	a Change in Control occurs. However, if the Participant’s employment is terminated by the Company without cause prior to the date of a Change in Control but the Participant reasonably demonstrates that the termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Supplementary Plan provided a Change in Control shall actually have occurred.
(d)	each Employee of WROC who was a Participant on September 22, 2006 was fully vested as of that date, if not already vested, and was deemed to have terminated employment for purposes of the Supplementary Plan as of that date.
7.03	Forfeitures
(a)	If a Participant’s employment is terminated for any reason other than death, the portion of the balance credited to the Participant’s Account that is not vested shall be forfeited.
(b)	To the extent that a Participant’s forfeited Account was attributable to contributions made by the Company, the forfeited amount shall at the Company’s sole discretion either be paid out to the Company or held as part of the Plan Assets in a Company Forfeiture Account to be applied against future Company contributions.
7.04	Timing of Distributions

Where a Participant who is entitled to a distribution of benefits from the Supplementary Plan is terminated before November 1st, such Participant’s benefits shall be distributed during the month of December immediately following such termination. Otherwise, such distribution shall be made during the month of December of the Plan Year commencing after such termination.

The forms of payment available under the Supplementary Plan are:
(1)	a single lump sum paid during the month of December that begins after such termination, as described above.

(2)	annual installments commencing during the month of December that begins after such termination as described above and continuing over a period of years not exceeding three years (or two years for a Participant who terminates during the month of November or December), as elected by the Participant.
In the event that no election has been made by the Participant prior to his or her date of termination, the Participant’s vested Account balance shall be payable in a single lump sum.
Section 8 — Death Benefit
8.01	Payment of Pre-Retirement Death Benefit
     If the Participant dies while an Employee, the balance credited to the Participant’s Account shall be 100% vested and shall be paid as a lump sum to the Participant’s Beneficiary in accordance with Section 7.01.
     If the Participant dies after ceasing to be an Employee, any vested balance credited to the Participant’s Account that has not been paid to the Participant shall be paid as a lump sum to the Participant’s Beneficiary in accordance with Section 7.01.
8.02	Beneficiary Designation
     A Beneficiary may be designated upon written document, signed by the Participant and filed with the Company. Subject to any applicable law governing the designation of beneficiaries, a designation may be revoked or amended in the same manner. Except as otherwise provided in this Supplementary Plan, if the Participant does not designate a Beneficiary or if a designation fails by operation of law, the Participant’s estate shall be deemed to be the Beneficiary.
Section 9 — Trust Fund
9.01	The Company shall appoint a Trustee and shall establish, and maintain during the continuance of this Supplementary Plan, a Trust Fund to be held by the Trustee pursuant to the terms of a written Trust Agreement between the Company and the Trustee, for the purposes of holding and investing assets and paying pensions under this Supplementary Plan. The Trust Fund shall be administered by the Trustee and invested in accordance with the directions of the Company or any investment manager as may be appointed by the Company. The Company shall have the sole right to select, appoint or remove the Trustee and investment manager.
9.02	No person shall have any right to or interest in any part of the assets of the Trust Fund except as, and to the extent provided, from time to time, under the Supplementary Plan or Trust Agreement. No liability shall attach to any officer, shareholder, director or employee of the Company, of Tim Hortons Inc. or of Wendy’s International, Inc. (with regard to benefits accruing prior to September 22, 2006) for payment of any benefits or claims hereunder.
9.03	Except to the extent that expenses are paid out of Plan Assets, the Company shall pay the expenses related to the maintenance and operation of the Trust Fund and this Supplementary Plan.

9.04	The Company may, in its discretion, either pay a retirement benefit directly to a Participant or Beneficiary, or direct the Trustee to pay such benefit, provided that the Trustee is jointly and severally liable with the Company for payment of benefits, subject to the extent of the Plan Assets and the provisions of the Trust Agreement. Any Supplementary Plan benefit payments made directly by the Company hereunder shall cease to be an obligation of the Trust Fund or Plan and any Supplementary Plan benefit payments made by the Trustee hereunder shall cease to be an obligation of the Company or the Supplementary Plan.
9.05	If the Company makes a payment described in Section 9.04 with regard to a Participant or such Participant’s Beneficiary, an amount equal to such payment shall be deleted from the credit of the Participant’s Account and credited to the Company’s Forfeiture Account.
9.06	A payment of benefits pursuant to the provisions of this Supplementary Plan, shall, to the extent of the payment made, fully release and discharge Tim Hortons Inc., Wendy’s International, Inc., the Supplementary Plan, the Trustee, the Company, and all of its Affiliates from any and all claims of the Participant, the Participant’s Beneficiary, heirs, successors and assigns and any other person claiming through the Participant.
Section 10 — Administration of The Supplementary Plan
10.01	Responsibility for Administration

The Company shall be responsible for the overall administration, interpretation and application of the Supplementary Plan, and all decisions of the Company in connection with the administration of the Supplementary Plan will be final and binding upon each Participant. The Company may enact such rules and regulations relating to the operation of the Supplementary Plan as it considers necessary for the carrying out of its provisions and may amend or revoke such rules and regulations from time to time.

10.02	Delegation of Duties

The Company may delegate certain duties with respect to the administration of the Supplementary Plan to such committee or person or persons as it may determine, whether or not the member of the committee or the person or persons are employees, officers or directors of the Company. The Company may authorize the committee, person or persons so determined by it to act on its behalf and to execute instruments on its behalf.
Section 11 — General Provisions

11.01	Rights of Employee

Participation in this Supplementary Plan does not confer on the Participant any rights that the Participant did not otherwise possess as an Employee, except to such benefits as have specifically accrued to the Participant under the terms of the Supplementary Plan. Nothing contained in the Supplementary Plan shall be deemed to give the Participant the right to be retained in the employ of the Company or to interfere with the right of the Company to discharge the Participant at any time without regard to the effect that such discharge might have upon the Participant under the Supplementary Plan.

11.02	Non-Alienation

All benefits provided under the terms of the Supplementary Plan are for the Participant’s own use and benefit, are not capable of assignment or alienation, and do not confer upon the Participant, the Participant’s personal representative or dependent, or any other person, any right or interest in the benefit or deferred benefit that is capable of being assigned or otherwise alienated.
11.03	Records

Whenever used for the purposes of the Supplementary Plan, the records of the Company will be deemed to be conclusive as to the facts with which they are concerned.

11.04	Payments to Incapacitated Persons

If the Company receives evidence satisfactory to it that any person receiving a benefit or entitled to receive a benefit under the Supplementary Plan is legally incapable of giving a valid receipt therefor and that no attorney, guardian, committee or other legal representative of the estate of that person has been duly appointed, the benefit shall be paid to the account of the applicable court in the jurisdiction in which such person resides pursuant to the laws of such jurisdiction governing such payments into court.
Any such payment will be deemed a payment for the account of the person and will constitute a complete discharge for the payment of the benefit. If a person dies before receiving all the payments to which he or she is entitled under the Supplementary Plan, the balance in the Participant’s Account shall be paid pursuant to Section 8.

11.05	Applications, Notices and Elections

Any application, notice, or election under the Supplementary Plan shall be made, given, or communicated, as the case may be, in such manner as the Company may determine.

11.06	Construction
The Supplementary Plan and all rights thereunder will be governed, construed, and administered in accordance with the laws of the Province of Ontario.
Section 12 — Amendment To or Termination of The Supplementary Plan
12.01	Amendment or Termination of the Supplementary Plan

Subject to the approval of Tim Hortons Inc., Company intends to maintain the Supplementary Plan in force indefinitely, but, nevertheless, reserves the sole right to amend or terminate the Supplementary Plan in whole or in part or segregate part of the Trust Fund or merge the Trust Fund with the assets of any other plan, at any time or times, provided, however, that the benefits accrued to each Participant immediately prior to the date of the amendment, termination, revocation, segregation or merger shall not be reduced by such amendment, termination, revocation, segregation or merger and provided that no amendment shall reduce a Participant’s entitlement under Section 6.

12.02	Allocation of the Trust Fund on the Supplementary Plan Termination

Subject to the provisions of Section 12.03, should the Supplementary Plan be terminated at any time, the Supplementary Plan Assets shall be applied to provide retirement benefits as outlined herein for each Participant or Beneficiary, as the case may be.

12.03	Treatment of Forfeiture Account Assets

If, after all liabilities under the Supplementary Plan have been satisfied, there should remain Forfeiture Account assets in the Trust Fund, such assets shall revert to the Company.

12.04	Wind-Up or Bankruptcy of Tim Hortons Inc. or the Company

In the event that any of Tim Hortons Inc. or the Company at any time files an assignment in bankruptcy, has a petition into bankruptcy filed on its behalf, is in receivership or is wound-up, the Supplementary Plan shall be deemed fully terminated and the provisions of this Section 12 shall apply.

Appendix “A” – List of Participants as of The Effective Date

TIM HORTONS INC.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995
The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information, so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. Tim Hortons Inc. (the “Company”) desires to take advantage of the “safe harbor” provisions of the Act.
Certain information in this news release, particularly information regarding future economic performance and finances, and plans, expectations, and objectives of management, is forward-looking. The following factors, in addition to other factors set forth in the Company’s final Prospectus filed with the Securities and Exchange Commission (“SEC”) on March 24, 2006 and in other press releases, communications, or filings made with the SEC or the Ontario Securities Commission, and other possible factors not previously identified, could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements:
Competition. The quick-service restaurant industry is intensely competitive with respect to price, service, location, personnel, qualified franchisees, and type and quality of food. The Company and its franchisees compete with international, regional and local organizations, primarily through the quality, variety, and value perception of food products offered. The number and location of units, quality and speed of service, attractiveness of facilities, effectiveness of advertising/marketing and operational programs, and new product development by the Company and its competitors are also important factors. Certain of the Company’s competitors have substantially larger marketing budgets.
Economic, Market and Other Conditions. The quick-service restaurant industry is affected by changes in international, national, regional, and local economic and political conditions, consumer preferences and perceptions (including food safety, health, or dietary preferences and perceptions), spending patterns, consumer confidence, demographic trends, seasonality, weather events and other calamities, traffic patterns, the type, number and location of competing restaurants, enhanced governmental regulation (including nutritional and franchise regulations), changes in capital market conditions that affect valuations of restaurant companies in general or the Company’s goodwill in particular, litigation relating to food quality, handling, or nutritional content, and the effects of war or terrorist activities and any governmental responses thereto. Factors such as inflation, food costs, the cost and/or availability of a qualified workforce and other labor issues, benefit costs, legal claims, disruptions to supply chain or changes in the price, availability, and shipping costs of supplies, and utility and other operating costs also affect restaurant operations and expenses. The ability of the Company and its franchisees to finance new restaurant development, improvements, and additions to existing restaurants, and the acquisition of restaurants from, and sale of restaurants to franchisees, are affected by economic conditions, including interest rates and other government policies impacting land and construction costs and the cost and availability of borrowed funds.
Factors Affecting Growth. There can be no assurance that the Company or its franchisees will be able to achieve new restaurant growth objectives in Canada or the U.S. The opening and ongoing financial success of the Company’s and its franchisees’ restaurants depends on various factors, including many of the factors set forth in this cautionary statement, as well as sales levels at existing restaurants, factors affecting construction costs generally, and the generation of sufficient cash flow by the Company to pay ongoing construction costs. In addition, the U.S. markets in which the Company seeks to expand may have competitive conditions (including higher construction, occupancy, or operating costs), consumer tastes, or discretionary spending patterns that differ from the Company’s existing markets, and there may be a lack of brand awareness in such markets. There can be no assurance that the Company will be able to successfully adapt its brand, development efforts, and restaurants to these differing market conditions.
Manufacturing and Distribution Operations. The occurrence of any of the following factors is likely to result in increased operating costs and depressed profitability of the Company’s distribution operations and may also damage the Company’s relationship with franchisees: higher transportation costs, shortages or changes in the cost or availability of qualified workforce and other labor issues, equipment failures, disruptions in supply chain, price fluctuations, climate conditions, industry demand, changes in international commodity markets (especially for coffee, which is highly volatile in terms of price and supply), and the adoption of additional environmental or health and safety laws and regulations. The Company’s manufacturing and distribution operations in the U.S. are also subject to competition from other qualified distributors, which could reduce the price the Company receives for supplies sold to U.S. franchisees.
Joint Venture to Manufacture and Distribute Par-Baked Products for Tim Hortons Restaurants. The profitability of the Maidstone Bakeries joint venture, which manufactures and distributes par-baked products for the Company’s and its franchisees’ restaurants, could be affected by a number of factors, including many of the factors set forth in this cautionary statement. Additionally, there can be no assurance that both the Company and its joint venture partner will continue with the joint venture. If the joint venture terminates, it may be necessary, under certain circumstances, for the Company to build its own par-baking facility or find alternate products or production methods.
Importance of Locations. The success of Company and franchised restaurants is dependent in substantial part on location. There can be no assurance that current locations will continue to be attractive, as demographic patterns change. It is possible the neighborhood or economic conditions where restaurants are located could decline in the future, thus resulting in potentially reduced sales in those locations.
Government Regulation. The Company and its franchisees are subject to various federal, state, provincial, and local (“governmental”) laws affecting its and its franchisees’ businesses. The development and operation of restaurants depend to a significant extent on the selection,

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acquisition, and development of suitable sites, which are subject to zoning, land use (includes drive thrus), environmental, traffic, franchise, design and operational requirements, and other regulations. Additional governmental laws and regulation affecting the Company and its franchisees include: licensing; health, food preparation, sanitation and safety; labour (including applicable minimum wage requirements, overtime, working and safety conditions, and citizenship requirements); tax; employee benefits; accounting; and anti-discrimination. Changes in these laws and regulations, or the implementation of additional regulatory requirements, particularly increases in applicable minimum wages, taxes, or franchise requirements, may adversely affect financial results.
Foreign Exchange Fluctuations. The majority of the Company’s business is conducted in Canada. If the U.S. dollar falls in value relative to the Canadian dollar, then U.S. operations would be less profitable because of the increase in U.S. operating costs resulting from the purchase of supplies from Canadian sources, and U.S. operations will contribute less to the Company’s consolidated results. Exchange rate fluctuations may also cause the price of goods to increase or decrease for the Company and its franchisees. In addition, fluctuations in the values of Canadian and U.S. dollars can affect the value of our common stock and any dividends we pay.
The Company’s Relationship with Wendy’s. As long as Wendy’s has voting control of the Company, Wendy’s will have the ability to control all matters affecting the Company, including the composition of its board of directors and the resolution of conflicts of interest that may arise between Wendy’s and the Company in a number of areas. The separation agreements with Wendy’s may severely limit the Company’s ability to affect future financings, acquisitions, dispositions, the issuance of additional securities and certain debt instruments, and to take certain other actions.
Mergers, Acquisitions and Other Strategic Transactions. The Company intends to evaluate potential mergers, acquisitions, joint venture investments, alliances, vertical integration opportunities and divestitures. These transactions involve various inherent risks, including accurately assessing the value, future growth potential, strengths, weaknesses, contingent and other liabilities and potential profitability of acquisition candidates; the potential loss of key personnel of an acquired business; the Company’s ability to achieve projected economic and operating synergies; difficulties successfully integrating, operating, maintaining and managing newly-acquired operations or employees; difficulties maintaining uniform standards, controls, procedures and policies; the possibility the Company could incur impairment charges if an acquired business performs below expectations; unanticipated changes in business and economic conditions affecting an acquired business; and diversion of management’s attention from the demands of the existing business. In addition, there can be no assurance that the Company will be able to complete desirable transactions, for reasons including a failure to secure financing, as a result of the Company’s arrangements with Wendy’s, or restrictive covenants in debt instruments or other agreements with third parties, including the Maidstone Bakeries joint venture arrangements.
Debt Obligations. The Company’s significant debt obligations could have adverse consequences, including increasing the Company’s vulnerability to adverse economic, regulatory, and industry conditions, limiting the Company’s ability to compete and its flexibility in planning for, or reacting to, changes in its business and the industry; limiting the Company’s ability to borrow additional funds, and requiring the Company to dedicate significant cash flow from operations to payments on debt (and there can be no assurance that the Company’s cash flow will be sufficient to service its debt), thereby reducing funds available for working capital, capital expenditures, acquisitions, and other purposes. In addition, the Company’s credit facilities include restrictive covenants that limit its flexibility to respond to future events and take advantage of contemplated strategic initiatives.
Other Factors Affecting the Company. The following factors could also cause actual results to differ from expectations: an inability to retain executive officers and other key personnel or attract additional qualified management personnel to meet business needs; an inability to adequately protect the Company’s intellectual property and trade secrets from infringement actions or unauthorized use by others; operational or financial shortcomings of franchised restaurants and franchisees; liabilities and losses associated with owning and leasing significant amounts of real estate; new and significant legal, accounting, and other expenses to comply with public-company corporate governance and financial reporting requirements; failure to implement or ineffective maintenance of securities compliance, internal control processes, or corporate governance; implementation of new or changes in interpretation of U.S. GAAP policies or practices; and, potential unfavorable variance between estimated and actual liabilities and volatility of actuarially-determined losses and loss estimates.
Readers are cautioned not to place undue reliance on forward-looking statements contained in this news release, which speak only as of the date thereof. Except as required by federal or provincial securities laws, the Company undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release, or to reflect the occurrence of unanticipated events, even if new information, future events, or other circumstances have made them incorrect or misleading.

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